Exhibit 99.1

Branch Banking & Trust Co.

Commercial

February 11, 2009	2120 Langhorne Road
Lynchburg, VA 24501

Bassett Furniture Industries, Incorporated

Attn: Barry Safrit

3525 Fairystone Park Hwy

Bassett, VA 24055

Gentlemen:

As we have previously discussed, this letter serves as formal approval of the waiver of the covenant violation detailed below through November 29, 2009.

Specifically, the Bank hereby waives the covenant contained in Section 5.35 of the First Amendment to the Third Amended and Restated Credit Agreement by and between Branch Banking & Trust Company and Bassett Furniture Industries, Incorporated, dated August 7, 2008.

Furthermore, the Minimum Consolidated Tangible Net Worth requirement as defined in Section 5.35 is hereby amended as follows: Tangible Net Worth for each fiscal quarter ending in Fiscal Year 2009 or Fiscal Year 2010 will at no time be less than $118,000,000.00, plus 100% of the cumulative Net Proceeds of Capital Stock/Conversion of Debt received during any period after the fiscal year ended November 29, 2008, calculated quarterly.

This waiver does not constitute a waiver of any other future covenant violations.

Thank you for choosing BB&T for all of your financial needs. Should you have questions or concerns, please do not hesitate to contact our office.

Sincerely,

/s/ John H. Sorrells, III
John H. Sorrells, III
Senior Vice President